Exhibit 99.1

Cray Media:	Investors:
Nick Davis	Paul Hiemstra
206/701-2123	206/701-2044
pr@cray.com	ir@cray.com

CRAY INC. REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS

Seattle, WA - May 3, 2016 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced financial results for the first quarter ended March 31, 2016.

All figures in this release are based on U.S. GAAP unless otherwise noted. A reconciliation of GAAP to non-GAAP measures is included in the financial tables in this press release.

Revenue for the first quarter of 2016 was $105.5 million, which compares with $79.6 million in the first quarter of 2015. Net loss for the first quarter of 2016 was $5.0 million, or $0.13 per diluted share, compared to a net loss of $9.4 million, or $0.24 per diluted share in the first quarter of 2015. Non-GAAP net loss was $5.3 million, or $0.13 per diluted share for the first quarter of 2016, compared to non-GAAP net loss of $10.9 million, or $0.28 per diluted share for the same period of 2015.

Overall gross profit margin for the first quarter of 2016 was 38%, compared to 30% for the first quarter of 2015. Total non-GAAP gross profit margin percentage for the first quarter of 2016 was consistent with the GAAP result for the same period.

Operating expenses for the first quarter of 2016 were $49.2 million, compared to $40.9 million for the first quarter of 2015. Non-GAAP operating expenses for the first quarter of 2016 were $46.3 million, compared to $37.8 million for the first quarter of 2015.

As of March 31, 2016, cash, investments and restricted cash totaled $320 million. Working capital increased to $418 million compared to $415 million at the end of 2015.

“We are off to a good start to our year,” said Peter Ungaro, president and CEO of Cray.  “We completed several large installations during the first quarter including at the Department of Energy’s National Energy Research Scientific Computing Center. Our momentum in the global weather forecasting market also continued as we completed acceptances at Australia’s Bureau of Meteorology, and the U.K.’s Met Office; and Germany’s National Meteorological Service recently chose to substantially upgrade its Cray systems. With major refreshes in each of our product lines expected in 2016 and more contracts yet to secure in the coming quarters, we have a lot of work left to do in order to achieve our outlook for the year. That being said, I’m pleased with the progress we have made to date as we drive to continue to grow our business.”

Outlook
For 2016, a wide range of results remains possible for each remaining quarter and the year.

While the Company continues to expect revenue to be in the range of $825 million for the year, there is an increased level of risk to achieving this target. This increased risk is driven by the Company’s reliance on key third-party components, some of which have already been delayed, and the level and timing of new orders. Revenue is expected to be in the range of $100 million for the second quarter and the fourth quarter is anticipated to be about 60% of total revenue for the year. Non-GAAP gross margin for the year is expected to be in the range of 33%. Non-GAAP operating expenses for the year are anticipated to be about $205 million. Based on this outlook, the Company expects to improve its GAAP and non-GAAP operating profit margins for 2016 as compared to 2015.

Cray’s 2016 effective non-GAAP tax rate is expected to be about 10%.

Actual results for any future periods are subject to large fluctuations given the nature of Cray’s business.

Recent Highlights

•
In April, Cray announced that Germany’s National Meteorological Service (DWD) selected to upgrade and expand its Cray XC supercomputers and Sonexion storage systems. DWD is one of the world’s premier numerical weather prediction centers and the upgraded Cray systems will allow it to continue to improve its highly-complex models for providing more accurate weather forecasts for a wide array of weather responsibilities.

•
In April, in order to support its long-term growth, Cray announced it had signed a lease to be the new anchor tenant at The Offices @ Mall of America in Bloomington, Minnesota. Under the terms of the agreement, Cray will lease approximately 87,500 square feet of new office space in the top four floors of the 10-story building. Additionally, Cray has options to expand further in the building if necessary.

•
In April, Brian Turner joined Cray’s Board of Directors. Mr. Turner previously served as the chief financial officer of Coinstar, Inc. (now known as Outerwall Inc.), and held financial leadership positions at RealNetworks, Inc., BSquare Corporation, and Radisys Corporation. He currently also sits on the boards of directors for a number of companies, including MicroVision, Inc., a publicly-traded technology company.

•
In February, Cray appointed Fred Kohout to the position of chief marketing officer. Mr. Kohout brings more than 25 years of marketing experience, including with EMC and Sun Microsystems. He will be responsible for leading Cray’s global marketing efforts, and will oversee the development and execution of the Company’s strategic marketing programs, business development initiatives and partnerships.

•	In March, NBC News highlighted the use of Cray supercomputers to run predictive weather models at the U.S. National Weather Service and the European Centre for Medium-Range Weather Forecasts.

Conference Call Information
Cray will host a conference call today, Tuesday, May 3, 2016 at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss its first quarter ended March 31, 2016 financial results. To access the call, please dial into the conference at least 10 minutes prior to the beginning of the call at (855) 894-4205. International callers should dial (765) 889-6838 and use the conference ID #1144079. To listen to the audio webcast, go to the Investors section of the Cray website at www.cray.com/company/investors.

If you are unable to attend the live conference call, an audio webcast replay will be available in the Investors section of the Cray website for 180 days. A telephonic replay of the call will also be available by dialing (855) 859-2056, international callers dial (404) 537-3406, and entering the conference ID #1144079. The conference call replay will be available for 72 hours, beginning at 4:45 p.m. PDT on Tuesday, May 3, 2016.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. A reconciliation of U.S. generally accepted accounting principles, or GAAP, to non-GAAP results is included in the financial tables included in this press release. Management believes that the non-GAAP financial measures that we have set forth provide additional insight for analysts and investors and facilitate an evaluation of Cray’s financial and operational performance that is consistent with the manner in which management evaluates Cray’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of Cray’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, or disclosures required by GAAP. These measures are adjusted as described in the reconciliation of GAAP to non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review and consider this non-GAAP information as well as the GAAP financial results that are disclosed in Cray’s SEC filings.

Additionally, we have not quantitatively reconciled the non-GAAP guidance measures disclosed under “Outlook” to their corresponding GAAP measures because we do not provide specific guidance for the various reconciling items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles, costs related to acquisitions, purchase accounting adjustments, and gain on significant asset sales, as certain items that impact these measures have not occurred, are out of our control or cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact our financial results.
About Cray Inc.
Global supercomputing leader Cray Inc. (Nasdaq: CRAY) provides innovative systems and solutions enabling scientists and engineers in industry, academia and government to meet existing and future simulation and analytics challenges. Leveraging more than 40 years of experience in developing and servicing the world’s most advanced supercomputers, Cray offers a comprehensive portfolio of supercomputers and big data storage and analytics solutions delivering unrivaled performance, efficiency and scalability. Cray’s Adaptive Supercomputing vision is focused on delivering innovative next-generation products that integrate diverse processing technologies into a unified architecture, allowing customers to meet the market’s continued demand for realized performance. Go to www.cray.com for more information.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements related to Cray’s financial guidance and expected operating results and its product development, sales and delivery plans. These statements involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions as well as known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that Cray does not achieve the operational or financial results that it expects, the risk that planned future third-party processors and other components, some of which are already delayed from when originally expected, are not available with the performance expected or when needed to complete 2016 deliveries and acceptances, the risk that Cray will not be able to secure orders for Cray products to be accepted in 2016 when or at the levels expected, the risk that the systems ordered by customers are not delivered when expected, do not perform as expected once delivered or have technical issues that must be corrected before acceptance, the risk that the acceptance process for delivered systems is not completed, or customer acceptances are not received, when expected or at all, the risk that Cray’s big data products, including storage, are not as successful as expected, the risk that Cray is not able to successfully complete its planned product development efforts, particularly the incorporation of new third-party processors into its products, in a timely fashion or at all, the risk that Cray is not able to achieve anticipated gross margin or expense levels, the risk that Cray systems at customer sites develop issues with third party components, as has been identified at one customer currently, or with Cray components, and the cost to Cray to repair or otherwise address is material, and such other risks as identified in Cray’s quarterly report on Form 10-Q for the period ended March 31, 2016, and from time to time in other reports filed by Cray with the U.S. Securities and Exchange Commission. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Cray undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change Cray’s expectations.

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CRAY, the stylized CRAY mark and SONEXION are registered trademarks of Cray Inc. in the United States and other countries, and the XC family of supercomputers is a trademark of Cray Inc.

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Revenue:
Product	$71,410	$52,741
Service	34,139	26,903
Total revenue	105,549	79,644
Cost of revenue:
Cost of product revenue	46,178	40,756
Cost of service revenue	19,409	14,852
Total cost of revenue	65,587	55,608
Gross profit	39,962	24,036
Operating expenses:
Research and development, net	25,840	22,187
Sales and marketing	16,001	12,552
General and administrative	7,338	6,140
Total operating expenses	49,179	40,879
Loss from operations	(9,217)	(16,843)

Other income (expense), net	(436)	744
Interest income, net	584	364
Loss before income taxes	(9,069)	(15,735)
Income tax benefit	4,056	6,341
Net loss	$(5,013)	$(9,394)

Basic net loss per common share	$(0.13)	$(0.24)
Diluted net loss per common share	$(0.13)	$(0.24)

Basic weighted average shares outstanding	39,651	39,003
Diluted weighted average shares outstanding	39,651	39,003

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share amounts)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$294,030	$266,660
Restricted cash	—	1,651
Short-term investments	24,813	14,925
Accounts and other receivables, net	60,482	124,719
Inventory	121,661	113,655
Deferred tax assets	43,425	38,628
Prepaid expenses and other current assets	24,547	21,048
Total current assets	568,958	581,286

Long-term restricted cash	1,655	1,655
Long-term investment in sales-type lease, net	15,377	18,317
Property and equipment, net	30,800	31,079
Service spares, net	2,802	3,090
Goodwill	14,182	14,182
Intangible assets other than goodwill, net	2,307	2,525
Deferred tax assets	42,314	26,016
Other non-current assets	10,883	16,025
TOTAL ASSETS	$689,278	$694,175

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,931	$27,837
Accrued payroll and related expenses	6,954	27,452
Other accrued liabilities	13,965	24,079
Deferred revenue	83,676	86,731
Total current liabilities	150,526	166,099

Long-term deferred revenue	27,573	33,306
Other non-current liabilities	2,764	2,260
TOTAL LIABILITIES	180,863	201,665

Shareholders’ equity:
Preferred stock — Authorized and undesignated, 5,000,000 shares; no shares issued or outstanding	—	—
Common stock and additional paid-in capital, par value $.01 per share — Authorized, 75,000,000 shares; issued and outstanding 40,769,403 and 40,693,707 shares, respectively	614,784	610,279
Accumulated other comprehensive income	7,504	7,642
Accumulated deficit	(113,873)	(125,411)
TOTAL SHAREHOLDERS’ EQUITY	508,415	492,510
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$689,278	$694,175

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Three Months Ended March 31, 2016
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(5.0)	$(0.13)	$(9.2)	$40.0	$49.2

Share-based compensation	(1)	2.9		2.9	0.2	2.7
Purchase accounting adjustments	(2)	0.1		0.1	0.1	—
Amortization of acquired and other intangibles	(2)	0.2		0.2	—	0.2
Items impacting tax provision	(3)	(3.5)
Total reconciling items		$(0.3)	$—	$3.2	$0.3	$2.9

Non-GAAP		$(5.3)	$(0.13)	$(6.0)	$40.3	$46.3

		Three Months Ended March 31, 2015
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(9.4)	$(0.24)	$(16.8)	$24.0	$40.9

Share-based compensation	(1)	3.2		3.2	0.2	3.0
Purchase accounting adjustments	(2)	0.2		0.2	0.2	—
Amortization of acquired and other intangibles	(2)	0.6		0.6	0.5	0.1
Items impacting tax provision	(3)	(5.5)
Total reconciling items		$(1.5)	$(0.04)	$4.0	$0.9	$3.1

Non-GAAP		$(10.9)	$(0.28)	$(12.8)	$24.9	$37.8

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges
(3) Adjustments associated with the tax impact on reconciling items, benefits related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Three Months Ended March 31, 2016
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$25.3	35%	$14.7	43%	$40.0	38%

Share-based compensation	(1)	0.1		0.1		0.2
Purchase accounting adjustments	(2)	0.1		—		0.1
Total reconciling items		$0.2	1%	$0.1	—%	$0.3	—%

Non-GAAP		$25.5	36%	$14.8	43%	$40.3	38%

		Three Months Ended March 31, 2015
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$12.0	23%	$12.0	45%	$24.0	30%

Share-based compensation	(1)	0.1		0.1		0.2
Purchase accounting adjustments	(2)	0.2				0.2
Amortization of acquired and other intangibles	(2)	0.5				0.5
Total reconciling items		$0.8	1%	$0.1	—%	$0.9	1%

Non-GAAP		$12.8	24%	$12.1	45%	$24.9	31%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges

CRAY INC. AND SUBSIDIARIES
Reconciliation of GAAP to non-GAAP Net Loss
(Unaudited; in millions except per share amounts and percentages)

		Three Months Ended March 31,
		2016	2015
GAAP Net Loss		$(5.0)	$(9.4)

Non-GAAP adjustments impacting gross profit:
Share-based compensation	(1)	0.2	0.2
Purchase accounting adjustments	(2)	0.1	0.2
Amortization of acquired and other intangibles	(2)	—	0.5
Total adjustments impacting gross profit		0.3	0.9

Non-GAAP gross margin percentage		38%	31%

Non-GAAP adjustments impacting operating expenses:
Share-based compensation	(1)	2.7	3.0
Amortization of acquired and other intangibles	(2)	0.2	0.1
Total adjustments impacting operating expenses		2.9	3.1

Items impacting tax provision	(3)	(3.5)	(5.5)
Non-GAAP Net Loss		$(5.3)	$(10.9)

Non-GAAP Diluted Net Loss per common share		$(0.13)	$(0.28)

Diluted weighted average shares		39.7	39.0

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges
(3) Adjustments associated with the tax impact on reconciling items, benefits related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets